UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	000-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, on December 17, 2025, CVB Financial Corp., a California corporation (“CVBF”), and Heritage Commerce Corp, a California corporation (“Heritage”), entered into an Agreement and Plan of Reorganization and Merger (the “Reorganization Agreement”), pursuant to which Heritage will merge with and into CVBF, with CVBF continuing as the surviving corporation (the “Merger”). Promptly following the Merger, Heritage Bank of Commerce, a California banking corporation and wholly-owned subsidiary of Heritage (“Heritage Bank”) will merge (the “Bank Merger” and with the “Merger”, the “Mergers”) with and into Citizens Business Bank, National Association, a national bank and wholly-owned subsidiary of CVBF (“Citizens”), with Citizens continuing as the surviving bank in the Bank Merger.

In connection with the proposed Merger, CVBF filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus, as amended, which was declared effective by the SEC on February 12, 2026. CVBF filed a definitive joint proxy statement/prospectus and Heritage filed a definitive proxy statement with the SEC, each dated February 12, 2026 (collectively, the “joint proxy statement/prospectus”), which CVBF and Heritage first mailed to their respective shareholders on or about February 13, 2026. Each of CVBF and Heritage will hold a special meeting of shareholders on March 26, 2026 to consider certain proposals related to the Reorganization Agreement as further described in the joint proxy statement/prospectus.

Litigation Related to the Merger

Following the announcement of the Reorganization Agreement, as of the date of this Current Report on Form 8-K, three lawsuits challenging the Merger have been filed (each, a “Lawsuit” and, collectively, the “Lawsuits”). The first Lawsuit, captioned Thompson v. Heritage Commerce Corp et al. (Case No. 651158/2026), was filed in New York Supreme Court, New York County on February 25, 2026. The second Lawsuit, Johnson v. Heritage Commerce Corp et al. (Case No. 651177/2026), was filed in New York Supreme Court, New York County on February 26, 2026. The third Lawsuit, Siegel v. Abate et al. (Case No. 26CV488158), was filed in the Superior Court of California, County of Santa Clara on March 3, 2026. In addition, CVBF and Heritage have received demand letters from counsel representing purported shareholders of Heritage (the “Demand Letters” and, together with the Lawsuits, the “Matters”). The Matters each allege that, among other things, the joint proxy statement/prospectus contains certain disclosure deficiencies and/or incomplete information regarding the Merger.

CVBF and Heritage believe that the claims asserted in the Matters are without merit and supplemental disclosures are not required or necessary under applicable laws. However, in order to moot certain of the plaintiffs’ disclosure claims in the Lawsuits and Demand Letters, to avoid the risk that the Matters delay or otherwise adversely affect the Merger, to minimize the costs, risks and uncertainties inherent in litigation, and to provide additional information to shareholders of CVBF and Heritage, and without admitting any liability or wrongdoing, CVBF and Heritage are supplementing the joint proxy statement/prospectus as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, CVBF and Heritage specifically deny all allegations in the Matters that any additional disclosure was or is required.

To the extent that information in the below supplemental disclosures, differs from, or updates information contained in, the joint proxy statement/prospectus, the information in the below supplemental disclosures will supersede or supplement the information in the joint proxy statement/prospectus. Except as otherwise described in the below supplemental disclosures or the documents referred to, contained in or incorporated by reference herein, the joint proxy statement/prospectus, the annexes to the joint proxy statement/prospectus and the documents referred to, contained in or incorporated by reference in the joint proxy statement/prospectus are not otherwise modified, supplemented or amended.

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

The following information supplements the joint proxy statement/prospectus, and should be read in conjunction with the joint proxy statement/prospectus, which is available at the SEC’s website, www.sec.gov, and which should be read in its entirety, including the annexes thereto. The information contained in this supplement is incorporated by reference into the joint proxy statement/prospectus. All page references in the information below are references to pages in the joint proxy statement/prospectus, and the terms used below have the meanings set forth in the joint proxy statement/prospectus. For clarity, new text with supplemented disclosure to the joint proxy statement/prospectus is underlined, while deleted text is stricken-through. Without admitting in any way that the disclosures below are material or that this supplement is required by law, CVBF makes the following Additional Disclosures:

1.	The following sentence on page 6 of the joint proxy statement/prospectus under the Section “Questions and Answers” is hereby amended as follows:

As of the close of business on the Heritage record date, there were ~~61,559,560~~ 61,552,260 outstanding shares of Heritage common stock.

2.

The following sentence on page 17 of the joint proxy statement/prospectus under the Section “Summary — The Merger and the Merger Agreement — Voting and Support Agreements (see page 119)” is hereby amended as follows:

As of the record date, these directors of Heritage beneficially owned and were entitled to vote ~~1,429,971~~ 1,353,144 shares of Heritage common stock (including the shares held by a former director who retired from the Heritage board of directors effective as of December 31, 2025), representing approximately 2.2% of the shares of Heritage common stock outstanding on that date.

3.

The section of the joint proxy statement/prospectus titled “Summary — The Merger and the Merger Agreement — Interests of Heritage Directors and Executive Officers in the Merger (see page 91)” is hereby supplemented as follows:

Adding the following disclosure to the second bullet point on page 20:

•

Heritage’s executive officers are party to employment agreements that provide for severance payments and benefits in connection with certain qualifying terminations of employment prior to or following the effective time, and Citizens and Heritage Bank have jointly notified Messrs. Edmonds-Waters, Fonti and Sa and Mses. Just and Sabnani that their respective positions will be eliminated following the effective time and they will be entitled to receive the change in control severance payments pursuant to their existing employment agreements;

Adding the following bullet point on page 20:

•

Citizens and Heritage Bank have jointly extended offers of employment to Glen E. Shu to serve as Executive Vice President and Specialty Finance Group President and to Dustin M. Warford to serve as Executive Vice President and Northern Division Banking Manager of the surviving bank at the effective time;

4.

The following sentence on page 25 of the joint proxy statement/prospectus under the Section “Summary — The Merger and the Merger Agreement — Heritage Special Meeting (see page 44)” is hereby amended as follows:

On that date, ~~61,559,560~~ 61,552,260 shares of Heritage common stock were outstanding, approximately ~~1.9%~~ 1.7% of which were owned and entitled to be voted by Heritage directors and executive officers and their affiliates.

5.	The second sentence under the Section “The Heritage Special Meeting — Record Date for the Heritage Special Meeting” on page 44 of the joint proxy statement/prospectus is hereby amended as follows:

On the record date, ~~61,559,560~~ 61,552,260 shares of Heritage common stock were outstanding and there were 711 holders of record.

6.

The following sentence on page 45 of the joint proxy statement/prospectus under the Section “The Heritage Special Meeting — Vote Required; Treatment of Abstentions; Broker Non-Votes and Failure to Vote” is hereby amended as follows:

As of the record date, these directors beneficially owned and were entitled to vote ~~1,429,971~~ 1,353,144 shares of Heritage common stock (including the shares held by a former director who retired from the Heritage board of directors effective as of December 31, 2025), representing approximately 2.2% of the shares of Heritage common stock outstanding on that date.

7.	The following sentence on page 55 of the joint proxy statement/prospectus under the Section “The Merger — Background of the Merger” is hereby supplemented as follows:

Mr. Jones updated the Heritage Board who authorized Mr. Jones to have exploratory discussions with Party A, and Party A and Heritage entered into a mutual non-disclosure and confidentiality agreement, which did not contain any standstill provision, to facilitate more detailed discussions of a potential business combination transaction.

8.	The disclosures under the heading “The Merger — Opinion of Heritage’s Financial Advisor — Comparable Company Analyses” are hereby amended as follows:

Deleting the table of company names at the bottom of page 84 (the “Heritage Peer Group”) of the joint proxy statement/prospectus and replacing it with the following:

Financials as of September 30, 2025 unless otherwise noted
#	Company Name	City, St	Ticker	Balance Sheet			Capital Position			LTM Profitability				Valuation as of 12/16/2025
				Total Assets ($M)	Loan/ Dpts (%)	NPAs/ Assets (%)	TCE/ TA (%)	Tier 1 Lev. Ratio (%)	Total RBC Ratio (%)	NIM (%)	Eff. Ratio (%)	Core ROAA[1] (%)	Core ROA TCE[1] (%)	Price /				Div. Yield (%)	1 Yr Price ∆ (%)	Mkt Cap ($M)
														Tang. Book Value (%)	LTM Core EPS[1] (x)	Est. 2026 EPS (x)	Est. 2027 EPS (x)
1	TriCo Bancshares	Chico, CA	TCBK	9,879	84	0.66	10.4	11.7	15.1	3.82	58	1.23	12.6	162	13.5	12.6	12.0	2.9	2.9	1,616

2	Central Pacific Financial Corp.	Honolulu, HI	CPF	7,421	82	0.19	7.9	9.7	15.7	3.35	61	1.03	13.7	149	11.6	10.3	9.4	3.4	5.5	875

3	Heritage Financial Corporation[2]	Olympia, WA	HFWA	7,012	81	0.21	9.8	10.5	13.8	3.48	64	1.00	11.1	130	12.4	10.2	8.8	3.8	(4.4)	859

4	Westamerica Bancorporation	San Rafael, CA	WABC	5,914	15	0.04	14.0	15.4	23.3	3.91	38	1.96	13.1	153	10.7	12.2	12.6	3.7	(12.8)	1,228

5	Five Star Bancorp	Rancho Cordova, CA	FSBC	4,642	95	0.05	9.3	9.8	13.6	3.48	41	1.37	14.2	187	13.8	11.2	9.9	2.1	14.1	805

6	California BanCorp.	San Diego, CA	BCAL	4,101	86	0.38	10.9	11.2	14.7	4.60	52	1.64	16.7	146	9.7	11.2	10.8	2.0	10.6	632

7	Bank of Marin Bancorp	Novato, CA	BMRC	3,869	62	0.92	9.7	10.1	16.1	2.96	70	0.67	6.9	121	17.7	13.1	11.9	3.6	12.1	444

8	Sierra Bancorp	Porterville, CA	BSRR	3,709	85	0.43	9.0	10.7	—	3.71	59	1.09	12.2	138	11.8	10.0	9.8	2.9	9.2	453

9	Community West Bancshares	Fresno, CA	CWBC	3,612	80	0.20	8.3	9.5	14.1	4.07	62	0.99	13.1	158	13.0	10.3	9.7	2.0	12.7	461

10	Northrim BanCorp, Inc.	Anchorage, AK	NRIM	3,312	76	0.36	8.1	8.7	11.6	4.67	61	1.73	23.2	230	11.3	9.7	8.4	2.3	28.1	603

	Heritage Commerce Corp	San Jose, CA	HTBK	5,624	75	0.06	9.7	9.9	15.4	3.46	61	0.90³	9.9³	141	14.9³	12.7	11.7	4.3	17.4	743

1)	Core metrics as defined by S&P Capital IQ Pro
2)	Financial metrics not shown pro forma for pending acquisition
3)	Calculated using core net income as reported in HTBK earnings releases and all other values per S&P Capital IQ Pro

Source: S&P Capital IQ Pro

Deleting the table of company names at the bottom of page 85 (the “CVBF Peer Group”) of the joint proxy statement/prospectus and replacing it with the following:

Financials as of September 30, 2025 unless otherwise noted
#	Company Name	City, St	Ticker	Balance Sheet			Capital Position				LTM Profitability				Valuation as of 12/16/2025
				Total Assets ($M)	Loan/ Dpts (%)	NPAs/ Assets (%)	TCE/ TA (%)	Tier 1 Lev. Ratio (%)	Total RBC Ratio (%)	Cost of Dpts. (%)	NIM (%)	Eff. Ratio (%)	Core ROAA[1] (%)	Core ROA TCE[1] (%)	Price /				Div. Yield (%)	1 Yr Price ∆ (%)	Mkt Cap ($M)
															Tang. Book Value (%)	LTM Core EPS[1] (x)	Est. 2026 EPS (x)	Est. 2027 EPS (x)
1	Independent Bank Corp.	Rockland, MA	INDB	24,993	91	0.35	9.8	10.1	15.7	1.58	3.45	56	1.01	9.9	165	16.2	10.5	9.6	3.0	7.6	3,823

2	First Hawaiian, Inc.	Honolulu, HI	FHB	24,099	68	0.13	7.5	9.2	14.5	1.43	3.10	57	1.17	16.8	185	11.7	11.6	10.8	4.0	(4.9)	3,208

3	Bank of Hawaii Corporation	Honolulu, HI	BOH	24,015	67	0.07	5.9	8.4	15.4	1.64	2.34	63	0.80	12.5	194	16.5	12.9	11.3	4.0	(6.7)	2,755

4	Mechanics Bancorp	Walnut Creek, CA	MCHB	22,709	75	0.27	8.2	10.3	15.6	1.39	3.40	57	1.07	12.1	184	16.6	11.5	10.1	17.7	76.9	3,141

5	WSFS Financial Corporation	Wilmington, DE	WSFS	20,840	75	0.35	9.0	11.1	16.2	1.70	3.85	59	1.40	17.4	178	11.2	11.1	9.9	1.2	(1.4)	3,130

6	Central Bancompany, Inc.	Jefferson City, MO	CBC	19,184	77	0.29	15.6	15.9	25.8	1.19	4.20	49	2.05	13.9	174	12.9	—	—	0.0	72.7	5,518

7	Community Financial System, Inc.	Dewitt, NY	CBU	16,958	76	0.34	6.5	9.5	15.3	1.19	3.26	61	1.32	23.8	303	14.6	12.4	10.9	3.1	(11.4)	3,150

8	Banner Corporation	Walla Walla, WA	BANR	16,563	83	0.27	9.5	11.3	14.7	1.49	3.91	60	1.20	13.3	149	12.0	11.2	10.4	3.0	(7.4)	2,268

9	Northwest Bancshares, Inc.	Columbus, OH	NWBI	16,381	94	0.78	8.6	9.5	15.5	1.59	3.62	60	0.95	11.1	136	12.1	9.7	9.1	6.3	(12.0)	1,857

10	NBT Bancorp Inc.	Norwich, NY	NBTB	16,113	85	0.29	8.6	9.3	14.0	1.53	3.52	61	1.19	14.5	172	12.6	10.4	9.6	3.3	(16.0)	2,301

11	First Financial Bankshares, Inc.	Abilene, TX	FFIN	14,842	64	0.39	10.4	12.7	20.2	1.62	3.76	46	1.73	17.8	297	18.6	16.2	15.2	2.4	(22.9)	4,480

12	First Bancorp	Southern Pines, NC	FBNC	12,750	77	0.31	9.0	11.2	16.6	1.48	3.28	52	1.25	15.3	201	14.6	12.3	11.0	1.7	11.7	2,220

13	TriCo Bancshares	Chico, CA	TCBK	9,879	84	0.66	10.4	11.7	15.1	1.41	3.82	58	1.23	12.6	162	13.5	12.6	12.0	2.9	2.9	1,616

14	Park National Corporation²	Newark, OH	PRK	9,862	96	0.91	12.1	11.8	15.0	1.23	4.65	59	1.73	15.6	225	15.2	14.6	14.0	2.6	(12.9)	2,632

15	Amalgamated Financial Corp.	New York, NY	AMAL	8,683	62	0.26	8.8	9.2	16.4	1.60	3.55	51	1.27	15.0	129	9.3	8.2	7.6	1.7	(8.3)	974

16	Tompkins Financial Corporation	Ithaca, NY	TMP	8,469	89	0.62	8.3	9.4	13.3	1.64	3.04	63	1.04	13.1	157	12.8	10.4	9.5	3.4	(0.6)	1,090

17	German American Bancorp, Inc.	Jasper, IN	GABC	8,401	82	0.28	8.9	11.4	15.1	1.70	3.89	52	1.45	18.0	218	13.0	11.2	10.5	2.8	(7.3)	1,546

18	First Mid Bancshares, Inc.²	Mattoon, IL	FMBH	7,830	93	0.28	9.0	10.9	16.0	1.62	3.64	59	1.32	16.3	149	10.0	9.5	8.6	2.4	3.3	1,015

	CVB Financial Corp.	Ontario, CA	CVBF	15,666	70	0.18	10.1	11.8	17.1	0.87	3.28	45	1.37	14.4	182	13.3	12.9	12.0	4.0	(13.2)	2,736

1)	Core metrics as defined by S&P Capital IQ Pro
2)	Financial metrics not shown pro forma for pending acquisition

Source: S&P Capital IQ Pro

9.

The disclosure under the heading “The Merger — Opinion of Heritage’s Financial Advisor — Analysis of Precedent Transactions” is hereby amended by deleting the table of Acquiror and Target names at the bottom of page 86 (the “Nationwide Precedent Transactions”) of the joint proxy statement/prospectus and replacing it with the following:

No.	Acquiror	Target	Annc. Date	Transaction Information						Seller Financial Information
				Deal Value ($M)	Price/			Core Dpt. Prem. (%)	1-Day Market Prem. (%)	Total Assets ($M)	ROAA (%)	ROAE (%)	TCE/ TA (%)	NPAs/ Assets (%)
					LTM EPS (x)	Est. EPS (x)	Tang. Book (%)
1	Associated Banc-Corp (WI)	American National Bank (NE)	12/1/2025	603.7	11.7	—	124	3.0	—	5,268	1.25	13.4	9.3	0.54

2	Nicolet Bankshares, Inc. (WI)	MidWestOne Financial Group, Inc. (IA)	10/23/2025	866.3	14.7	14.3	166	6.9	45.2	6,250	0.94	10.1	8.4	0.52

3	Glacier Bancorp, Inc. (MT)	Guaranty Bancshares, Inc. (TX)	6/24/2025	476.2	14.2	12.8	162	8.7	(0.1)	3,153	1.08	10.7	9.4	0.15

4	Commerce Bancshares, Inc. (MO)	FineMark Holdings, Inc. (FL)	6/16/2025	580.9	NM	—	153	8.5	54.7	3,966	0.23	2.8	8.5	0.02

5	Seacoast Banking Corporation of Florida (FL)	Villages Bancorporation, Inc. (FL)	5/29/2025	710.8	15.8	—	161	8.1	—	4,084	1.11	8.8	10.8	0.05

6	Eastern Bankshares, Inc. (MA)	HarborOne Bancorp, Inc. (MA)	4/24/2025	481.8	18.8	14.3	100	(0.8)	19.3	5,700	0.45	4.4	9.2	0.54

7	Independent Bank Corp. (MA)	Enterprise Bancorp, Inc. (MA)	12/9/2024	564.2	15.5	—	155	5.5	23.6	4,743	0.77	10.9	7.7	0.55

8	ConnectOne Bancorp, Inc. (NJ)	The First of Long Island Corporation (NY)	9/5/2024	280.8	12.7	14.8	74	(3.1)	(0.8)	4,209	0.52	6.0	8.9	0.06

9	First Busey Corporation (IL)	CrossFirst Bankshares, Inc. (KS)	8/27/2024	926.0	12.9	12.0	130	3.8	(0.3)	7,639	0.98	10.4	9.1	0.19

10	Renasant Corporation (MS)	The First Bancshares, Inc. (MS)	7/29/2024	1,176.9	15.5	14.9	184	8.5	20.4	7,966	0.95	8.1	8.3	0.25

11	WesBanco, Inc. (WV)	Premier Financial Corp. (OH)	7/26/2024	994.8	12.5	13.3	146	4.8	7.6	8,779	0.92	8.3	7.9	0.74

Source: S&P Capital IQ Pro

10.	The disclosures under the heading “The Merger — Opinion of Heritage’s Financial Advisor — Net Present Value Analyses” are hereby supplemented by adding the following:

Adding the following disclosure to the first paragraph thereunder as a new third sentence following the number 170% in the middle of page 87 of the joint proxy statement/prospectus:

Piper Sandler selected these price to earnings and tangible book value multiples based on Piper Sandler’s review of, among other matters, the trading multiples of selected companies that Piper Sandler deemed to be comparable to Heritage.

Adding the following table after the Earnings Per Share Multiples chart (Annual Estimate Variance) in the middle of page 88 of the joint proxy statement/prospectus:

The following table describes the discount rate calculation for Heritage common stock prepared by Piper Sandler. In its normal course of business Piper Sandler employs the Duff & Phelps Cost of Capital Navigator in determining an appropriate discount rate in which the discount rate equals the sum of the risk free rate plus the product of the 2-year beta for Heritage common stock and the equity risk premium, plus the size premium.

Risk Free Rate	4.77%	20-year Treasury (as of December 16, 2025)
Equity Risk Premium	5.00%	Per Duff & Phelps Cost of Capital Navigator
Size Premium	1.02%	Per Duff & Phelps Cost of Capital Navigator
2 Year Beta	84.4%	Heritage common stock vs. the S&P 500 index

Discount Rate	10.01%

Adding the following to last full paragraph at the bottom of page 88 of the joint proxy statement/prospectus as a new third sentence following the number 215%:

Piper Sandler selected these price to earnings and tangible book value multiples based on Piper Sandler’s review of, among other matters, the trading multiples of selected companies that Piper Sandler deemed to be comparable to CVBF.

Adding the following table after the Earnings Per Share Multiples chart (Annual Estimate Variance) in the middle of page 89 of the joint proxy statement/prospectus:

The following table describes the discount rate calculation for CVBF common stock prepared by Piper Sandler. In its normal course of business Piper Sandler employs the Duff & Phelps Cost of Capital Navigator in determining an appropriate discount rate in which the discount rate equals the sum of the risk free rate plus the product of the 2-year beta for CVBF common stock and the equity risk premium, plus the size premium.

Risk Free Rate	4.77%	20-year Treasury (as of December 16, 2025)
Equity Risk Premium	5.00%	Per Duff & Phelps Cost of Capital Navigator
Size Premium	1.02%	Per Duff & Phelps Cost of Capital Navigator
2 Year Beta	87.7%	CVBF common stock vs. the S&P 500 index

Discount Rate	10.18%

11.	The disclosures under the heading “The Merger — Opinion of Heritage’s Financial Advisor — Pro Forma Transaction Analysis” are hereby amended as follows:

Amending the paragraph at the bottom of page 89 of the joint proxy statement/prospectus to include the following as a new second to last sentence thereof:

For more information about certain of the assumptions provided by CVBF for use in Piper Sandler’s pro forma analysis, see the Investor Presentation filed by CVBF as an exhibit to its Current Report on Form 8-K filed with the SEC on December 17, 2025.

Adding the following table before the paragraph thereunder starting with “In connection with this analysis, [. . .]” at the top of page 90 of the joint proxy statement/prospectus:

The following table describes estimated earnings per share and tangible book value accretion and dilution metrics for CVBF as indicated in the analysis:

	Closing	2026E	2027E	2028E	2029E
EPS Accretion/(Dilution)	N/A	6.7%	13.1%	13.8%	14.8%
TBVPS Accretion / (Dilution)	(7.8)%	(6.2)%	(3.0)%	(0.1)%	2.7%

12.	The section of the joint proxy statement/prospectus titled “The Merger — Interests of Heritage Directors and Executive Officers in the Merger” starting on page 91 is hereby amended as follows:

For all purposes under the section of the joint proxy statement/prospectus titled “The Merger — Interests of Heritage Directors and Executive Officers in the Merger,” Seth Fonti (Executive Vice President and Chief Financial Officer of Heritage) shall be treated as a named executive officer of Heritage, and Heritage shall be treated as having four executive officers who are not named executive officers: Messrs. Edmonds-Waters and Shu, and Mses. Sabnani and Tam. Specifically, the second to last sentence in the paragraph after this section title on page 91 is hereby amended as follows: Heritage has ~~five~~ four executive officers who are not named executive officers: Messrs. ~~Fonti,~~ Edmonds-Waters and Shu and Mses. Sabnani and Tam.

13.

The second bullet of the section of the joint proxy statement/prospectus titled “The Merger — Interests of Heritage Directors and Executive Officers in the Merger — Certain Assumptions” on page 91 is hereby amended and restated as follows:

•

the effective time of the merger as referenced in this section occurs on ~~January 25, 2026~~ March 13, 2026, which is the assumed date of the effective time of the merger solely for purposes of the disclosure in this section (the “Assumed Closing Date”); and

14.

The second paragraph on page 92 of the joint proxy statement/prospectus titled “The Merger — Interests of Heritage Directors and Executive Officers in the Merger — Treatment of Outstanding Heritage Equity Awards” is hereby amended and restated as follows:

No Heritage non-employee directors or executive officers hold outstanding and unvested Heritage option awards. The aggregate number of unvested Heritage restricted stock awards held by the seven current Heritage non-employee directors (not including Mr. DiNapoli, who no longer holds any unvested Heritage restricted stock awards following his scheduled retirement) is ~~39,698. If the closing does not occur prior to March 2026, Heritage non-employee directors will be granted their ordinary course annual award of Heritage restricted stock, with an estimated aggregate grant date fair value of $385,000, which will vest at closing (or, at Heritage’s election, cash awards in lieu thereof)~~ 30,970. For an estimate of the amounts that would be realized by each of Heritage’s named executive officers on the Assumed Closing Date in respect of their Heritage equity awards that are outstanding and unvested on such date, see the section below entitled “—Quantification of Potential Payments and Benefits to Heritage’s Named Executive Officers in Connection with the Merger.” The aggregate number of shares of Heritage common stock underlying unvested Heritage RSU Awards, Heritage PSU Awards and Heritage restricted stock awards held by the ~~five~~ four executive officers who are not named executive officers is ~~173,473~~ 178,329 based on the assumptions described herein.

15.

The section of the joint proxy statement/prospectus titled “The Merger — Interests of Heritage Directors and Executive Officers in the Merger — Heritage Employment Agreements with Executive Officers” is hereby amended as follows:

Amending the second paragraph of such section on page 93:

See the section below entitled “—Quantification of Potential Payments and Benefits to Heritage’s Named Executive Officers in Connection with the Merger” for the estimated amounts that each of Heritage’s named executive officers would receive upon a qualifying termination of employment following the effective time. Based on the assumptions described above under “ — Certain Assumptions,” the estimated aggregate value of the severance benefits that the four executive officers ~~with employment agreements~~ who are not named executive officers (i.e., Messrs. Shu and Edmonds-Waters and Mses. Sabnani and Tam) would receive under their employment agreements, or, in the case of Ms. Tam, under Heritage’s existing severance policy, upon a qualifying termination of employment following the effective time is ~~$5,609,692~~ $3,918,678 (assuming no reduction in payments or benefits for purposes of the excise tax under Section 4999 of the Code).

Amending the following sentence to the top paragraph on page 94:

~~It is anticipated that in~~ In connection with the consummation of the merger, ~~letter agreements will be entered into with~~ Citizens and Heritage Bank have jointly extended offers of employment to each of Messrs. Warford and Shu setting forth such terms.

16.

The second paragraph on page 95 of the joint proxy statement/prospectus under the Section “The Merger — Interests of Heritage Directors and Executive Officers in the Merger — Retention Awards” is amended and restated as follows:

Pursuant to the merger agreement, Heritage may implement a cash retention program, under which Ms. Tam is the only executive officer eligible to receive a retention award. Ms. Tam has been allocated a retention award of $300,000 ~~, which will vest in full on the date that is 30 days following systems conversion, subject to Ms. Tam’s continued employment through such date. If Ms. Tam’s employment is terminated without cause following the effective time, or due to Ms. Tam’s death or disability following the effective time, Ms. Tam’s retention award will immediately vest, subject to the effectiveness of a customary release of claims~~ pursuant to the employment offer letter with Citizens, as further described under the section titled “The Merger — Interests of Heritage Directors and Executive Officers in the Merger — Potential Employment Arrangements with CVBF”.

17.

The fourth paragraph on page 95 of the joint proxy statement/prospectus under the Section “The Merger — Interests of Heritage Directors and Executive Officers in the Merger — Potential Employment Arrangements with CVBF” is hereby deleted and replaced in its entirety with the following disclosure:

Citizens and Heritage Bank have jointly informed Messrs. Edmonds-Waters, Fonti and Sa and Mses. Just and Sabnani that their respective positions with Heritage and Heritage Bank will be eliminated in connection with the closing of the merger. As a result thereof, such executive officers will receive the severance payments and benefits to which they are entitled pursuant to their existing employment agreements with Heritage, as described above under the section titled “— Heritage Employment Agreements with Executive Officers”, less applicable withholdings, and subject to the execution of a waiver and release agreement.

With respect to Ms. Tam, Citizens and Heritage Bank have jointly offered Ms. Tam employment with the surviving bank for an interim period post-closing until July 3, 2026 (which is subject to further extension) (the “interim employment period”). During the interim employment period, Ms. Tam will serve as Senior Vice President and Conversion & Integration Lead for the surviving bank and will receive compensation paid on a pro rata basis based on an annualized base salary of $270,000. Upon the conclusion of the interim employment period or an earlier qualifying termination of employment, Ms. Tam will be eligible to receive (i) the severance payments and benefits pursuant to Heritage’s existing employee severance policy, and (ii) a retention bonus of $300,000, in each case, less applicable tax withholdings, and subject to the execution of a waiver and release agreement.

With respect to Messrs. Warford and Shu, Citizens and Heritage Bank have jointly offered employment (i) to Mr. Warford to serve as Executive Vice President and Northern Division Banking Manager of the surviving bank, with an annualized base salary of $385,242.48 plus a grant of 5,000 shares of CVBF restricted stock vesting over five years (if approved by the CVBF board of directors) and a monthly auto allowance of $1,200, and (ii) to Mr. Shu to serve as Executive Vice President and Specialty Finance Group President of the surviving bank, with an annualized base salary of $394,048 and a monthly auto allowance of $800, in each case, to become effective as of the effective time. Furthermore, Messrs. Warford and Shu will each be eligible to receive change in control severance payments, calculated pursuant to their existing employment agreements with Heritage, as described above under the section titled “— Heritage Employment Agreements with Executive Officers.”

With respect to Mr. Jones, please see the section titled “—CVBF and Citizens Offer Letter Agreement with Mr. Jones.” In addition to the arrangements described therein, Mr. Jones has been selected to be one of the two members of the Heritage board of directors to be mutually agreed by CVBF and Heritage pursuant to the merger agreement to join the board of directors of CVBF and Citizens following the effective time of the merger, in which role Mr. Jones will not be eligible to receive any additional compensation.

18.

The tables and accompanying footnotes on pages 96 through 98 of the joint proxy statement/prospectus in the section titled “The Merger — Interests of Heritage Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to Heritage’s Named Executive Officers in Connection with the Merger” are hereby amended and restated as follows:

Named Executive Officer (1)	Cash ($) (2)	Equity ($) (3)	Pension/NQDC ($) (4)	Perquisites/ Benefits ($) (5)	Total ($)
Clay Jones	$3,291,702	$2,618,366	$494,130	$141,874	$6,546,072
Seth Fonti	$1,663,558	$645,121	$—	$136,874	$2,445,553
Susan Just	$1,094,871	$588,666	$—	$96,338	$1,779,874
Thomas Sa	$1,661,865	$892,473	$—	$60,761	$2,615,100
Dustin Warford	$1,146,772	$827,363	$—	$83,989	$2,058,124

(1).

Named Executive Officers. Deborah Reuter retired as Executive Vice President and Chief Risk Officer effective as of January 5, 2026, and Ms. Reuter will continue as a non-executive employee advisor until March 31, 2026, unless otherwise extended by mutual agreement. Ms. Reuter is a named executive officer for purposes of this disclosure but is not entitled to receive any compensation in connection with the merger. Lawrence McGovern (Former Executive Vice President and Chief Financial Officer), who terminated employment on February 14, 2025, is also a named executive officer for purposes of this disclosure but is not entitled to receive any compensation in connection with the merger.

(2).	Cash. Consists of the following:

Cash Severance. A lump sum cash severance payment in respect of the executive’s employment agreement with Heritage equal to 2.75 times (for Mr. Jones) or 2 times (for the other executives) the sum of the executive’s (i) current annual base salary and (ii) average annual bonus or incentive compensation paid to or earned by the executive over the prior three-year period. The payments under the Heritage employment agreements are “double-trigger,” meaning that both a change in control of Heritage and a qualifying termination of employment must occur prior to the cash severance payments described above being made to any such named executive officer, but as described above, such amounts may be paid by Heritage immediately prior to the effective time on a “single-trigger” basis, without regard to termination of employment (other than as described above for Messrs. Jones and Warford). As noted above, Citizens and Heritage Bank have jointly notified Messrs. Fonti and Sa and Ms. Just that their respective positions will be eliminated following the effective time, and such executives will be entitled to receive such cash severance payments upon termination of employment (to the extent not paid by Heritage immediately prior to the effective time).

2026 Prorated Annual Bonus. Pursuant to the merger agreement, each named executive officer would be eligible to receive a prorated annual bonus under Heritage’s cash incentive plans and programs in respect of the 2026 performance year through the Assumed Closing Date, as described above in the section entitled “ —2026 Annual Bonus Opportunity.” The prorated annual bonus is “double-trigger” and would only be payable prior to the date on which CVBF pays bonuses in 2027 if the executive’s employment is terminated by CVBF without cause, as described above in the section entitled “—2026 Annual Bonus Opportunity.” For purposes of the following table, prorated annual bonuses are calculated assuming the target level of achievement. The estimated amount of each such payment is shown in the following table:

Named Executive Officer	Cash Severance ($)	2026 Prorated Annual Bonus ($)	Total ($)
Clay Jones	$3,188,140	$103,562	$3,291,702
Seth Fonti	$1,621,640	$41,918	$1,663,558
Susan Just	$1,061,539	$33,332	$1,094,871
Thomas Sa	$1,615,016	$46,849	$1,661,865
Dustin Warford	$1,108,775	$37,996	$1,146,772

(3).

Equity. The amounts in this column represent the value of the accelerated vesting of Heritage restricted stock awards, Heritage RSU Awards and Heritage PSU Awards, in each case outstanding as of the Assumed Closing Date and calculated based on the Assumed Stock Price (in the case of Ms. Just and Messrs. Sa and Warford, not including awards that previously vested in connection with mitigation actions under Section 280G of the Code, as described above; Messrs. Jones and Fonti did not have awards vested for such purpose). For Heritage PSU Awards, such amounts are based on assumed achievement of target levels of performance, per the merger agreement. These amounts are “single-trigger” and will be paid in connection with the effective time pursuant to the terms of the merger agreement. For further details regarding the treatment of Heritage equity awards in connection with the Merger, see the section above entitled “—Treatment of Outstanding Heritage Equity Awards.”

Mr. Warford holds Heritage option awards, all of which are fully vested as of the date hereof and therefore not reflected in the table below.

Named Executive Officer	Heritage Restricted Stock Awards (#)	Heritage Restricted Stock Awards ($)	Heritage RSU Awards (#)	Heritage RSU Awards ($)	Heritage PSU Awards (#)	Heritage PSU Awards ($)	Total ($)
Clay Jones	0	$—	97,374	$1,216,201	112,263	$1,402,165	$2,618,366
Seth Fonti	32,188	$402,028	19,463	$243,093	0	$—	$645,121
Susan Just	0	$—	24,470	$305,630	22,661	$283,036	$588,666
Thomas Sa	0	$—	57,758	$721,397	13,697	$171,076	$892,473
Dustin Warford	0	$—	29,663	$370,491	36,579	$456,872	$827,363

(4).

Pension/NQDC. Consists of an amount equal to 100% of the accrued liability balance under the SERP for Mr. Jones calculated as if Mr. Jones had attained age 65 on the Assumed Closing Date ($708,714), less the amount Mr. Jones would be eligible to receive under the SERP on a voluntary separation from service prior to age 65 absent a change in control ($214,584). This amount is “double-trigger,” meaning that both a change in control of Heritage and Mr. Jones’s qualifying termination of employment must occur prior to the incremental benefit described above being paid to Mr. Jones, and becomes payable only if Mr. Jones experiences an involuntary separation from service for any reason other than for cause within two years following the effective time.

(5).

Perquisites/Benefits. Consists of continuation of medical, dental and vision coverage at the employer’s cost for a period of 24 months and, for Mr. Jones, $5,000 in respect of outplacement services. These amounts are “double-trigger,” meaning that both a change in control of Heritage and a qualifying termination of employment must occur within the period beginning 120 days prior to the date of the definitive merger agreement and ending 24 months following a change in control (including the merger) prior to such amounts being paid to any such named executive officer, in each case, as described above in the section entitled “—Heritage Employment Agreements with Executive Officers.” As described above, Mr. Jones and Mr. Warford are each currently expected to continue in employment with CVBF and Citizens following the merger, in which case they would not receive these enhanced amounts.

19.	The section of the joint proxy statement/prospectus titled “The Merger Agreement — Voting and Support Agreements” is hereby amended as follows:

Including the following as a new paragraph following the third bullet point on page 120 (beginning “except with the prior written consent of CVBF or Heritage . . . ”):

such Heritage shareholders and CVBF shareholders, as applicable, also agreed to grant a revocable proxy appointing certain representatives of Heritage and CVBF, and each of them, as the shareholder’s attorney-in-fact and proxy, with full power of substitution, for and in the shareholder’s name to vote or otherwise to utilize such voting power for the purposes of causing such shares to be present and voted as set forth above.

Supplementing the following sentence on page 120:

Such Heritage shareholders and CVBF shareholders, as applicable, also agreed not to, directly or indirectly, until the requisite Heritage shareholder approval and the requisite CVBF shareholder approval, respectively, is obtained:

Supplementing the following sentence on page 120:

The voting and support agreements including the obligations of such Heritage shareholders and CVBF shareholders will terminate upon the earlier of the consummation of the merger or, if the merger is not consummated, upon the termination of the merger agreement.

Amending the following sentence on page 120:

As of the record date, the directors of Heritage who have signed voting and support agreements beneficially owned and were entitled to vote ~~1,429,971~~ 1,353,144 shares of Heritage common stock (including the shares held by a former director who retired from the Heritage board of directors effective as of December 31, 2025), representing approximately 2.2% of the shares of Heritage common stock outstanding on that date.

20.	The second paragraph on page 136 of the joint proxy statement/prospectus under the Section “Description of CVBF Capital Stock — General” is hereby amended and supplemented as follows:

General

As of the date of this joint proxy statement/prospectus, CVBF has 245,000,000 shares of authorized capital stock, consisting of 225,000,000 shares of common stock, without par value, and 20,000,000 shares of preferred stock, without par value. Within the limits of applicable law and the listing rules of Nasdaq, these shares are available to be issued, without prior shareholder approval. As of the record date, there were 135,792,701 shares of CVBF common stock and no shares of CVBF preferred stock issued and outstanding. In addition, as of the record date, ~~and 7,346,397~~ 742,279 shares of CVBF common stock are reserved for issuance upon exercise of outstanding options, warrants and rights granted under various stock-based incentive plans and 3,060,577 shares of CVBF common stock are reserved and available for future issuance under CVBF’s 2018 Equity Incentive Plan. All outstanding shares of CVBF capital stock are fully paid and non-assessable.

21.	The following sentence on page 139 of the joint proxy statement/prospectus under the Section “Comparison of Shareholders’ Rights” is hereby amended as follows:

As of the Heritage special meeting record date, there were ~~61,559,560~~ 61,552,260 shares of common stock and no shares of preferred stock issued and outstanding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction (including statements about the future financial and operating results and impact on CVBF’s earnings and tangible book value per share), the plans, objectives, expectations and intentions of CVB Financial Corp. (“CVBF”) and Heritage Commerce Corp (“Heritage”), the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, estimates, uncertainties and other important factors that may change over time and could cause actual results to differ materially from any results, performance, or events expressed or implied by such forward-looking statements, including as a result of the factors referenced below. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, project, continue, believe, intend, estimate, plan, trend, objective, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Although there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements or historical performance: difficulties and delays in integrating Heritage’s business, key personnel and customers into CVBF’s business and operations, and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and other business disruption following the merger, including difficulties in maintaining relationships with employees; supply and demand for commercial or residential real estate and periodic deterioration in real estate prices and/or values in California or other states where CVBF and Heritage lend; a sharp or prolonged slowdown or decline in real estate construction, sales or leasing activities; CVBF’s or Heritage’s ability to retain and increase market share, to retain and grow customers and to control expenses; the costs or effects of mergers, acquisitions or dispositions CVBF may make, whether CVBF and Heritage are able to obtain any required governmental approvals in connection with any such mergers, acquisitions or dispositions, and/or CVBF’s ability to realize the contemplated financial or business benefits associated with any such mergers, acquisitions or dispositions; CVBF’s or Heritage’s relationships with and reliance upon outside vendors with respect to certain of CVBF’s or Heritage’s key internal and external systems, applications and controls; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Agreement and Plan of Reorganization and Merger to which CVBF and Heritage are parties; changes in the financial performance and/or condition of CVBF’s or Heritage’s borrowers or depositors; fluctuations in CVBF’s or Heritage’s share price before closing, and the resulting impact on CVBF’s ability to raise capital or to make acquisitions, including as a result of the financial performance of the other party prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; CVBF’s ability to recruit and retain key executives, board members and other employees; the failure of CVBF or Heritage to obtain regulatory or shareholder approvals, as applicable, or to satisfy any of the other conditions to the closing of the proposed merger on a timely basis or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company after the closing of the proposed transaction or adversely affect the expected benefits of the proposed transaction; the dilution caused by the issuance of shares of CVBF’s common stock in the transaction; possible impairment charges to goodwill, including any impairment that may result from increased volatility in CVBF’s or Heritage’s stock price; possible credit-related impairments or declines in the fair value of loans and securities held by CVBF or Heritage; volatility in the credit and equity markets and its effect on the general economy, and local, regional, national and international economic and market conditions, political events and public health developments and the impact they may have on CVBF or Heritage, their customers and their capital, deposits, assets and liabilities; CVBF’s or Heritage’s ability to attract deposits and other sources of funding or liquidity; changes in general economic, political, or industry conditions, and in conditions impacting the banking industry specifically; catastrophic events or natural disasters, including earthquakes, drought, climate change or extreme weather events that may affect CVBF’s or Heritage’s assets, communications or computer services, customers, employees or third-party vendors; public health crises and pandemics, and their effects on the economic and business environments in which CVBF and Heritage operate; the strength of the United States economy and the strength of the local economies in which we conduct business; the effects of, and changes in, immigration, trade, tariff, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in financial services policies, laws, regulations, and ongoing or unanticipated regulatory or legal proceedings or outcomes, including those concerning banking, taxes, securities, and insurance, and the application thereof by regulatory agencies; the effectiveness of CVBF’s or Heritage’s risk management framework, quantitative models and ability to manage the risks involved in regulatory, legal or policy changes; the risks associated with CVBF’s or Heritage’s loan portfolios, including the risks of any geographic and industry concentrations; the impact of systemic or non-systemic failures, crisis or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews; CVBF’s or Heritage’s ongoing relations with various federal and state regulators, including, but not limited to, the SEC, Federal Reserve Board, FDIC, Office of the Comptroller of the Currency, and California DFPI; and other factors that may affect the future results of CVBF and Heritage.

Additional factors that could cause results to differ materially from those described above can be found in CVBF’s Registration Statement on Form S-4 filed with the SEC on February 10, 2026 and declared effective on February 12, 2026 (available here), its Annual Report on Form 10-K for the year ended December 31, 2025 (available here) and subsequent Quarterly Reports on Form 10-Q, which, once filed, will be available on the SEC’s website and on CVBF’s website at http://www.cbbank.com under the “Investors” tab, and in other documents CVBF files with the SEC, and in Heritage’s Annual Report on Form 10-K for the year ended December 31, 2025 (available here) and subsequent Quarterly Reports on Form 10-Q, which, once filed, will be available on the SEC’s website and on Heritage’s website, https://www.heritagecommercecorp.com, under the “Investor Relations” tab and in other documents Heritage files with the SEC, and in each case, in particular, the discussion of “Risk Factors” set forth in such filings.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither CVBF nor Heritage assumes any obligation to update forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in circumstances or other factors affecting forward-looking statements that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. If CVBF or Heritage updates one or more forward-looking statements, no inference should be drawn that CVBF or Heritage will make additional updates with respect to those or other forward-looking statements. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT

In connection with the proposed merger, CVBF filed with the SEC a Registration Statement on Form S-4 (File No. 333-293102) that includes a joint proxy statement of CVBF and Heritage and a prospectus of CVBF, which the SEC declared effective February 12, 2026. CVBF and Heritage commenced mailing of the definitive joint proxy statement/prospectus to their respective shareholders on or about February 13, 2026. CVBF and Heritage may also file other relevant documents concerning the proposed merger with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS, CVBF SHAREHOLDERS AND HERITAGE SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AS WELL AS THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders of CVBF or Heritage can obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about the proposed merger, CVBF and Heritage, without charge, at the SEC’s website, www.sec.gov. Copies of these documents and the filings with the SEC incorporated by reference in these documents can also be obtained free of charge, by directing a written request to CVBF, Attention: Investor Relations, 701 North Haven Avenue, Ontario, CA 91764, or by calling (909) 980-4030, or to Heritage Commerce Corp, Attention: Investor Relations, 224 Airport Parkway, San Jose, CA 95110, or by calling (408) 947-6900.

PARTICIPANTS IN THE SOLICITATION

CVBF, Heritage, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from CVBF’s shareholders or Heritage’s shareholders in connection with the proposed merger under the rules of the SEC. Information regarding CVBF’s directors and executive officers is available in the sections entitled “Directors, Executive Officers and Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in CVBF’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 27, 2026 (available here); in the sections entitled “Board Oversight and Structure,” “Our Executive Officers,” “The Nominees” “Certain Relationships and Related Person Transactions,” “Director Compensation,” “Compensation Arrangements with our President and Chief Executive Officer,” “Compensation Arrangements with our Other Named Executive Officers,” “Summary of Compensation Table” and “How Much Stock Do CVB Financial Corp.’s Directors and Executive Officers Own” in CVBF’s definitive proxy statement relating to its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2025 (available here); in the Form 8-K filed with the SEC on October 23, 2025 regarding the election of a new director (available here); and in other documents filed by CVBF with the SEC. Information regarding Heritage’s directors and executive officers is available in the sections entitled “Directors, Executive Officers and Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in Heritage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 9, 2026 (available here); in the sections entitled “The Board and Corporate Governance,” “Director Compensation,” “Our Executive Officers,” “Executive Compensation,” “Beneficial Ownership of Common Stock,” and “Transactions with Management” in Heritage’s definitive proxy statement relating to its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 7, 2025 (available here); and in other documents filed by Heritage with the SEC.

To the extent holdings of CVBF’s common stock by the CVBF directors and executive officers, or holdings of Heritage’s common stock by the Heritage directors and executive officers, have changed from the amounts held by such persons as reflected in the documents described above, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (available at https://www.sec.gov/edgar/browse/?CIK=354647&owner=exclude, in the case of CVBF, and available at https://www.sec.gov/edgar/browse/?CIK=1053352&owner=exclude, in the case of Heritage). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus relating to the proposed merger. Free copies of this document and the above-mentioned Joint Proxy Statement/Prospectus when it becomes available, may be obtained as described in the preceding section titled “Additional Information About the Proposed Merger and Where to Find It.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.

Date: March 17, 2026	By:	/s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer